Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No. 2 to Registration Statement No. 333-160739 of JBS USA Holdings, Inc. of our report dated May 30, 2008, relating to the financial statements of Five Rivers Ranch Cattle Feeding LLC as of and for year ended March 31, 2008, appearing in the prospectus, which is part of this Registration Statement, and to the reference to us as under the heading “Experts” in such prospectus.

/s/ Deloitte & Touche LLP

Denver, Colorado

December 22, 2009